UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 4, 2014
MOBETIZE CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-181747	99-0373704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8150 Birch Bay Road, Suite 205, Blaine, WA, USA		98281
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code		(206) 347-4515
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         Entry into Material Definitive Agreement

ITEM 3.02         Unregistered Sales of Equity Securities

We entered into an agreement dated October 1, 2013 with Hugo Cuevas-Mohr.  Pursuant to this agreement, Mr. Cuevas-Mohr agreed to serve as a consultant as an expert in the field of money remittance and payment processing. The agreement is for six months.  As compensation, we agreed to pay Mr. Cuevas-Mohr a fee of $150 per hour with a minimum of 20 hours of work to be performed per quarter.  Additionally, the compensation to Mr. Cuevas-Mohr will be paid 50% in cash and 50% in unregistered common shares of our company.  The shares issued to Mr. Cuevas-Mohr will have a deemed value of the then market price of our shares on the date of share issuance.

On April 4, 2014, we issued 1,334 to one person pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended, on the basis that they represented to our company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01           Financial Statements and Exhibits

10.1	Agreement between our company and Hugo Cuevas-Mohr dated October 1, 2013 (incorporated by reference to our Current Report on Form 8-K filed on March 17, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBETIZE CORP.
/s/ Stephen Fowler
Stephen Fowler
President and Director

Date:	May 2, 2014